Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [________________], 202[_], by and between EMCORE Corporation, a New Jersey corporation (the “Company”), and [________________________] (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks that may not be fully covered by liability insurance;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

AGREEMENT

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

Section 1.Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve, at the will of the Company, as a director and/or officer of the Company, for as long as Indemnitee is duly elected or appointed, as the case may be, or until Indemnitee tenders his or her resignation or is removed. For avoidance of doubt, the Company’s obligations under this Agreement shall continue to the extent provided for in this Agreement, notwithstanding that Indemnitee may have ceased to be a director or officer of the Company at the time the Proceeding commenced.
Section 2.Indemnification.
(a)General Indemnification. In connection with any Proceeding, the Company shall, to the fullest extent permitted by applicable law as in effect on the date hereof or as may be amended from time to time to increase the scope of such permitted indemnification, indemnify Indemnitee against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status unless the Company shall establish, in accordance with the procedures described in Section 3 of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the

Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful.
(b)Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith.
(c)Mandatory Indemnification. Notwithstanding any other provision of this Agreement, except as provided in Section 11 of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For these purposes, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, settlement (with or without court approval),
Section 3.Advancement of Expenses; Indemnification Procedure.
(a)Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with any Proceeding referenced in Sections 2(a) and 2(b) of this Agreement (but not amounts actually paid in settlement of any such Proceeding). The advances to be made hereunder shall be paid by the Company to Indemnitee within 10 business days following receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Company. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Without limiting the generality or effect of the foregoing, within 10 business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Notwithstanding the foregoing, in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.
(b)Notice by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder. Notice to the Company shall be directed to the General Counsel of the Company at the address shown in Section 16(a) of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). The omission by Indemnitee to so notify the Company will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise.
(c)Determination of Entitlement.
(i)To obtain indemnification, Indemnitee shall submit to the Company a written request for indemnification and shall provide for the furnishing to the Company of such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Notwithstanding the foregoing, in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.
(ii)Upon written request by Indemnitee for indemnification pursuant to Section 3(c)(i), a written determination with respect to Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control shall have occurred, by Independent Counsel; (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) by a majority vote of a quorum of Disinterested Directors on a Committee of the Board authorized by the Board to make such determination, or (C) if there are not Disinterested Directors or if the Board so directs, by Independent Counsel. If it is so determined that the Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 business days. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorney’s fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
(iii)In the event the determination of entitlement is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 3(c)(iii). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board or a Committee thereof authorized by the Board to make such selection and approved by Indemnitee (which approval shall not be unreasonably withheld). If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee and approved by the Board or a Committee thereof authorized by the Board to make such determination (which approval shall not be unreasonably withheld). The Company shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant Section 3(c)(ii), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c)(iii), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)Presumptions and Burdens of Proof.
(i)In making any determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have, to the fullest extent not prohibited by law, the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by clear and convincing evidence. Neither the failure of the person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
(ii)If the person, persons or entity empowered or selected under the Agreement to determine whether an Indemnitee is entitled to indemnification shall not have made such determination in 90 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law as determined by a court of competent jurisdiction in a final adjudication.
(iii)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(iv)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 3(d)(iii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(v)Indemnitee shall be presumed to have relied upon this Agreement in serving or continuing to serve as an Officer and/or Director.
(e)Notice to Insurers. If, at the time of the receipt of a notice of a Proceeding pursuant to Section 3(b) of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Thereafter, the Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Further, if requested by Indemnitee, within two business days of such request the Company will instruct the insurance carriers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such claim.
(f)Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who will execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights. The Company will pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
(g)Defense of Claims; Selection of Counsel.
(i)The Company shall not settle any action, claim, or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on Indemnitee, without Indemnitee’s prior written consent. The Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from corporate insurance proceeds unless approved by (1) the written consent of Indemnitee or (2) a majority of the independent directors of the board; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (x) Indemnitee is not entitled to indemnification pursuant to this agreement, or (y) such indemnification obligation to Indemnitee has been fully discharged by the Company. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer; provided, however Indemnitee shall have no less than three (3) business days to consider the offer. Indemnitee shall not settle any action, claim or proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.
(ii)In the event the Company shall be obligated under Section 3(a) of this Agreement to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to

Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company (or, after a Change in Control, by Independent Counsel), (B) Indemnitee shall have reasonably concluded that counsel employed by the Company may not adequately represent Indemnitee due to, among other things, actual or potential differing interests, (C) the Company is not financially or legally able to perform its indemnification obligations or (D) the Company, in fact, shall not have employed counsel to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ insurance policy, should the applicable policy provide for a panel of approved counsel, and should such approved counsel be comprised of law firms with well-established reputations in the type of litigation at issue, provided that, counsel need not be on the approved list so long as the applicable insurance carrier approves of the retention of such counsel.
Section 4.Remedies of Indemnitee.
(a)In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification, contribution or advancement of Expenses, then Indemnitee shall be entitled to an adjudication in the Superior Court of the State of New Jersey, or in any other court of competent jurisdiction, of his entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, as his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.
(b)If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 4, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3(a) until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c)If a determination shall have been made pursuant to Section 3(c) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with such determination of Indemnitee’s entitlement to indemnification, or (ii) a prohibition of such indemnification under applicable law as determined in a final adjudication by a court of competent jurisdiction not subject to further appeal.
(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)In the event that Indemnitee, pursuant to this Section 4, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of “Expenses” in this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
(f)In the event that a determination shall have been made pursuant to Section 3(c) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 4 the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(g)The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.
Section 5.Additional Indemnification Rights; Nonexclusivity.
(a)Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a New Jersey corporation to indemnify a member of its or a Subsidiary’s Board of Directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule that narrows the right of a New Jersey corporation to indemnify a member of the Board of Directors or an officer of the Company or a Subsidiary, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
(b)Nonexclusivity. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, its Bylaws, the certificate of incorporation, by-laws or other similar organizational document of any Affiliate of the Company, any agreement, any insurance policy maintained or issued directly or indirectly by the Company or any Affiliate of the Company, any vote of stockholders or Disinterested Directors, the New Jersey Business Corporation Act, or otherwise, both as to action or inaction in Indemnitee’s official capacity and as to action or inaction in another capacity while holding such office. No amendment, alteration or repeal of this Agreement or of any provisions hereof shall be effective as to Indemnitee with respect to any action taken or omitted by Indemnitee as an officer or directors prior to such amendment, alteration or repeal. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time any covered Proceeding commenced.
Section 6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities actually or reasonably incurred by Indemnitee in any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.
Section 7.Directors and Officers Liability Insurance. The Company, from time to time, shall make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a Subsidiary or parent of the Company. Notwithstanding the foregoing, in the event of a Change in Control or the Company’s becoming insolvent, including without limit being placed into receivership or entering the federal bankruptcy process and the like--the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance--directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of Indemnitee, for a period of six years thereafter (a “Tail Policy”). Such coverage shall be placed and serviced pursuant to this Section 8 by the Company’s insurance broker prior to the occurrence of the Change of Control with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies).
Section 8.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any Proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by Officers, Directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.
Section 9.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 10. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
Section 10.Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)Excluded Acts. To indemnify Indemnitee to the extent that, in connection with the relevant Proceeding, a final and non-appealable judgment adverse to Indemnitee establishes that his acts or omissions (i) were in breach of Indemnitee’s duty of loyalty to the Company or its shareholders, as defined in subsection (3) of N.J.S. 14A2-7, or (ii) were not in good faith or involved a knowing violation of law; or
(b)Limitations of Applicable Law. To indemnify Indemnitee for any acts or omissions or transactions from which a director, officer, employee or agent may not be relieved of liability under applicable law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal; or
(c)Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s

Board of Directors (or, after a Change in Control has occurred, Independent Counsel) has approved the initiation or bringing of such Proceeding; or
(d)Insured Claims. To indemnify Indemnitee for Expenses or Liabilities that have been paid directly to Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Company; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement; or
(e)Claims under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or
(f)Required Reimbursement. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that (i) arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, (ii) arise pursuant to regulations or policies adopted in compliance with Section 954 of the Investor Protection and Securities Reform Act of 2010); or
(g)Company Right to Participate in Defense. To indemnify Indemnitee for Expenses or Liabilities if the Company was not given a reasonable time and opportunity, at its expense, to participate in the defense of such action, unless such participation was barred by this Agreement.

In the event a judgment or other final adjudication adverse to Indemnitee establishes that his acts or omissions (i) were in breach of Indemnitee’s duty of loyalty to the Company or its shareholders, as defined in subsection (3) of N.J.S. 14A2-7, or (ii) were not in good faith or involved a knowing violation of law, Indemnitee shall promptly disgorge and pay over to the Company any amounts theretofore paid to Indemnitee pursuant to this Agreement, including any advance of Expenses pursuant to Section 3.

Section 11.Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was serving in any Corporate Status at the time such act or omission occurred.
Section 12.Duration. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible proceeding, claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.
Section 13.Construction of Certain Phrases.
(a)As used in this Agreement:

“Change in Control” shall mean either: (1) a change in the membership of the Board such that one-third or more of its members were neither recommended nor elected to the Board by a majority of those of its members (A) who are not Affiliates or Associates or representatives of a beneficial owner described in clause (2) below or (B) who were members of the Board prior to the time the beneficial owner became such; or (2) the attainment of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act, as Rule 13d-3 was in existence as of the date hereof) by any person, corporation or other entity, or any group, including associates or affiliates of such beneficial owner, of more than 10% of the voting power of all classes of Capital Stock, other than by any such entity that held more than such percentage as of the date hereof.

“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise, including as deemed fiduciary thereto.

“Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

“Enterprise” means the Company, any Subsidiary and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all direct and indirect costs (including without limitation attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably and actually incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s Certificate of Incorporation or Bylaws, applicable law or otherwise. Expenses also shall include: (a) any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (b) Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, however, Expenses shall not include any Liabilities.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years prior to its selection or appointment has been, retained to represent (i) the Company or any of its Subsidiaries or affiliates or Indemnitee in any matter (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means any losses or liabilities, including without limitation any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, formal or informal, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

(b)For purposes of this Agreement:

References to “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that, if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “Subsidiary” shall include a corporation, company or other entity:

(i)50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii)that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, or one or more Subsidiaries.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
Section 15.Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law.
Section 16.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or recognized courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked, or (iii) if sent by confirmed facsimile, on the date sent. Notices shall be addressed as follows:
(a)if to the Company:

EMCORE Corporation

Attention: General Counsel

2015 W. Chestnut Street

Alhambra, California 91803

(b)if to Indemnitee, to the address of Indemnitee set forth under Indemnitee’s signature below; or to such other address or attention of such other person as any party shall advise the other parties in writing.

Section 17.Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of New Jersey as applied to contracts made and to be performed in such State without giving effect to its principals of conflicts of laws.
Section 18.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
Section 19.Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
Section 20.Entire Agreement. This Agreement constitutes the sole and entire agreement of the Company and Indemnitee with respect to the subject matter contained herein, and supersedes and replaces all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMCORE Corporation

By: _________________________________

Name:

Title:

INDEMNITEE

By: _________________________________